Exhibit 32.1

SECTION 1350 CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), the undersigned officer of OneSpaWorld Holdings Limited certifies that, to his knowledge: (1) this Annual Report of OneSpaWorld Holdings Limited (the “Company”) on Form 10-K for the period ended December 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (this “Report”), fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (2) the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Leonard Fluxman
Leonard Fluxman
Executive Chairman, Chief Executive Officer and Director

February 23, 2026